UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                              -------------------

                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): December 15, 2006

                              -------------------

                               SEALY CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

          Delaware                   001-08738                 36-3284147
(State or other jurisdiction  (Commission File Numbers)       (IRS Employer
     of incorporation)                                      Identification No.)

         Sealy Drive, One Office Parkway Trinity, North Carolina 27370 (Address of Principal Executive Offices, including Zip Code)

                                (336) 861-3500
             (Registrant's Telephone Number, Including Area Code)

                                Not applicable
         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act
/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
          Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 15, 2006 (the "Effective Date"), James B. Hirshorn resigned as a member of the Board of Directors of Sealy Corporation (the "Company") and as the Senior Executive Vice President of Finance, Operations and Research and Development of the Company. In connection with Mr. Hirshorn's resignation as an employee of the Company, on the Effective Date, Mr. Hirshorn and Sealy, Inc. (a wholly-owned subsidiary of the Company) entered into a separation agreement (the "Separation Agreement").

Under the Separation Agreement, Mr. Hirshorn and Sealy, Inc. have agreed to, among other things, the following:

o    The Company shall pay Mr. Hirshorn $154,555.00 on the Effective Date;
o The employment agreement between Mr. Hirshorn and the Company (a copy of which has previously been filed with the Securities and Exchange Commission ("SEC")) shall be terminated as of the Effective Date and, except as provided in the Separation Agreement, Mr. Hirshorn shall not receive severance compensation or other benefits under the employment agreement, the Company's severance policies or any other arrangements;
o The Company shall pay Mr. Hirshorn any annual bonus to which he is entitled under the Company's bonus plan for the Company's fiscal year 2006;
o With respect to stock options, Mr. Hirshorn's current options will continue to be governed by the terms of their grants; if, under the terms of Mr. Hirshorn's performance options, Mr. Hirshorn is entitled to early vesting of a portion of such options as a result of the Company exceeding performance targets for its fiscal year 2006, then Mr. Hirshorn may exercise such options within a 30 day period; Mr. Hirshorn's options shall vest only through to the Effective Date; and Mr. Hirshorn shall be entitled to cashless exercise of his vested options using the net basis exercise process;
o Mr. Hirshorn's vested interest in the Company's benefit plans will be paid under the terms and conditions of such plans; and
o The terms and conditions of the management stockholder's agreement between Mr. Hirshorn and the Company (a copy of which has previously been filed with the SEC) shall remain in effect, including, among other things, Mr. Hirshorn's covenant not to compete.

In addition, under the Separation Agreement, the Company and Mr. Hirshorn have agreed to a mutual release of claims and Mr. Hirshorn has agreed to restrictions relating to confidentiality and derogatory statements pertaining to the Company.

The foregoing description of the terms and conditions of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

     10.1 Separation Agreement, dated December 15, 2006, between Sealy, Inc. and James B. Hirshorn

     99.1 Press Release of Sealy Corporation, dated December 18, 2006.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SEALY CORPORATION

                                     /s/  Kenneth L. Walker
Date: December 19, 2006              ----------------------------------
                                     By:   Kenneth L. Walker
                                     Its:  Senior Vice President and
                                             General Counsel